EXHIBIT  32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report of Nanoscience Technologies, Inc., (the "Company") on Form 10-QSB for the period ending June 30, 2006 as filed with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Report"), I, David Rector, Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         1.       The Report fully complies with the requirements of section 13
                  (a) or 15 (d) of the Securities and Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ DAVID RECTOR
DAVID RECTOR
Principal Accounting Officer
July 26, 2006


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request. The foregoing certifications are accompanying the Company's Report solely pursuant to Section 906 and is not being filed as part of the Report or as a separate disclosure document.